EXHIBIT A

SCHEDULE 13D

AMENDED AND RESTATED

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this Amended and Restated Joint Filing Agreement is attached, and have duly executed this Amended and Restated Joint Filing Agreement as of the date set forth below.

Dated: January 4, 2012

BERGGRUEN ACQUISITION HOLDINGS S.A.R.L.

By:	/S/ TON TRENTELMAN
Name:	Ton Trentelman
Title:	Director

By:	/S/ DAVID CATALA
Name:	David Catala
Title:	Director

BERGGRUEN HOLDINGS NORTH AMERICA LTD.

By:	/S/ JARED BLUESTEIN
Name:	Jared Bluestein
Title:	Director

BH STORES IV B.V.

By: IMS Benelux Holding Coöperatieve U.A., its Managing Director

By:	/S/ TON TRENTELMAN
Name:	Ton Trentelman
Title:	Managing Director

By:	/S/ THOMAS W. CRAWFORD
Name:	Thomas W. Crawford
Title:	Managing Director

IMS BENELUX HOLDING COÖPERATIEVE U.A.

By:	/S/ TON TRENTELMAN
Name:	Ton Trentelman
Title:	Director

By:	/S/ THOMAS W. CRAWFORD
Name:	Thomas W. Crawford
Title:	Director

BH STORES I N.V.

By:	Intertrust (Curaçao) B.V.,
Managing Director

By:	/s/ RENSE BOKS
Rense Boks

By:	/s/ SWINDA A. DOEST-PRATT
Swinda A. Doest-Pratt

By:	/S/ JARED BLUESTEIN
Name:	Jared Bluestein
Title:	Managing Director

KARSTADT HOLDING LTD.

By:	/S/ JARED BLUESTEIN
Name:	Jared Bluestein
Title:	Director

BERGGRUEN HOLDINGS LTD.

By:	/S/ JARED BLUESTEIN
Name:	Jared Bluestein
Title:	Director

NICOLAS BERGGRUEN CHARITABLE TRUST

By:	MAITLAND TRUSTEES LIMITED, AS TRUSTEE

By:	/S/ JARED BLUESTEIN
Name:	Jared Bluestein
Title:	Authorized Signatory

*
Nicolas Berggruen

* By:	/S/ JARED BLUESTEIN
Jared Bluestein
Attorney-in-Fact

SCHEDULE A

Berggruen Acquisition Holdings S.a.r.l.

Set forth below is the name and business address of each director of Berggruen Acquisition Holdings S.a.r.l. There are no executive officers of Berggruen Acquisition Holdings S.a.r.l. Mr. Catala is a citizen of Luxembourg, Mr. Toussaint is a citizen of Belgium, Mr. Trentelman is a citizen of The Netherlands and Mr. Bluestein is a citizen of the United States of America.

Name	Title	Address

David Catala	Director	65, Boulevard Grande Duchesse Charlotte L-1331 Luxembourg

Philippe Toussaint	Director	65, Boulevard Grande Duchesse Charlotte L-1331 Luxembourg

Antonius Theodorus Trentelman	Director	IMS Benelux Holding Coöperatieve U.A. Markt 6 4112 JS Beusichem The Netherlands

Jared Bluestein	Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

Berggruen Holdings North America Ltd.

Set forth below is the name and business address of each director of Berggruen Holdings North America Ltd. There are no executive officers of Berggruen Holdings North America Ltd. Each of Mr. Berggruen and Mr. Bluestein is a citizen of the United States of America.

Name	Title	Address

Nicolas Berggruen	Director	c/o Greenberg Traurig, P.A. 401 East Las Olas Blvd. Suite 2000 Fort Lauderdale, FL 33301

Jared Bluestein	Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

MOMATS Limited	Director	c/o Midocean Management and Trust Services (BVI) Limited Midocean Chambers 9 Columbus Centre Pelican Drive Road Town, Tortola British Virgin Islands

BH Stores IV B.V.

Set forth below is the name and business address of each director of BH Stores IV B.V. There are no executive officers of BH Stores IV B.V.

Name	Title	Address

IMS Benelux Holding Coöperative U.A.	Managing Director	Markt 6 4112 JS Beusichem The Netherlands

IMS Benelux Holding Coöperatieve U.A.

Set forth below is the name and business address of each director of IMS Benelux Holding Coöperatieve U.A. There are no executive officers of IMS Benelux Holding Coöperatieve U.A. Mr. Trentelman is a citizen of The Netherlands and Mr. Crawford is a citizen of the United States of America.

Name	Title	Address

Antonius Theodorus Trentelman	Director	Markt 6 4112 JS Beusichem The Netherlands

Thomas W. Crawford	Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

BH Stores I N.V.

Set forth below is the name and business address of each director of BH Stores I N.V. There are no executive officers of BH Stores I N.V. Each of Mr. Bluestein and Mr. Crawford is a citizen of the United States of America.

Name	Title	Address

Intertrust (Curaçao) B.V.	Managing Director	Berg Arrarat 1, Curaçao

Jared Bluestein	Managing Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

Thomas W. Crawford	Managing Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

Karstadt Holding Ltd.

Set forth below is the name and business address of each director of Karstadt Holding Ltd. There are no executive officers of Karstadt Holding Ltd. Each of Mr. Bluestein and Mr. Crawford is a citizen of the United States of America.

Name	Title	Address

Jared Bluestein	Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

Thomas W. Crawford	Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

Berggruen Holdings Ltd

Set forth below is the name and business address of each director of Berggruen Holdings Ltd. There are no executive officers of Berggruen Holdings Ltd. Each of Mr. Berggruen and Mr. Bluestein is a citizen of the United States of America.

Name	Title	Address

Nicolas Berggruen	Director	c/o Greenberg Traurig, P.A. 401 East Las Olas Blvd. Suite 2000 Fort Lauderdale, FL 33301

Jared Bluestein	Director	c/o Berggruen Holdings Inc. 1114 Avenue of the Americas 41st Floor New York, NY 10036

MOMATS Limited	Director	c/o Midocean Management and Trust Services (BVI) Limited Midocean Chambers 9 Columbus Centre Pelican Drive Road Town, Tortola British Virgin Islands